Exhibit 5.1

Tuvia Erlich	Asher Dovev	Robert Wiseman	Ariel Yosefi	Efrat Gut
Meir Linzen	Haim Gueta	Moran Yemini	Daniel Lipman Lowbeer	Dana Kashi
Alan Sacks	Odelia Offer	Saar Pauker	Nir Dash	Alon Kaplan
Yaacov Brandt	Sharon Petel	Michal Gutelzon	Tal Hamdi	Nir Miller
Ehud Sol	Moria Tam-Harshoshanim	Yahav Drori	Itzhak Shragay	Assaf Naveh
Janet Levy Pahima	Guy Katz	Rotem Peled	Carmit Keanan	Shuki Chen
Eldar Ben-Ruby	Daniel Reisner	Efri Berkovich	Ronit Bernstein	Dikla Nassi
Amir Seraya	Nurit Dagan	Orit Hipsher	Elad Leef	Chen Dekel-Zilber
Yael (Neeman) Bar-Shai	Yaniv Dinovitch	Yehoshua Gurtler	Zvi Appel	Yotam Blaushild
Yaacov Sharvit	Nir Raber	Dan Sharot	Yael Chervinsky Edan	Chen Moyal
Alon Sahar	Boaz Mizrahi	Itai Sarfaty	Gilad Shay	Keren Gichaz
Eliot Sacks	Harriet Finn	Shachar Porat	Roi Hayun	Gilit Mantinband
Baruch Katzman	Jay K. Kupietzky	Amir Peres	Irma Tschernia Shepper	Yael Zelnik
David Zailer	Alon Ziv	Elad Shaul	Simcha Koevary	Michal Pereg
Neil Wilkof	Ofir Segev	Ofer Granot	Eran Plaschkes	Shahar Levi
Mark Phillips	Ran Hai	Moshe Yaacov	Maayan Hammer-Tzeelon	Erez Nahum
Adam Eytan	Ronen Reingold	Gal Schwartz	Chen Luzzatto	Yana Slotsnik
Orly Gerbi	Haya Ehrman	Ran Kedem	Tseela Yurkevich	Tomer Farkash
Moshe Hardi	Tal Dror Schwimmer	Ra’anan Sagi	Limor Shechter	Maor Roth
Gilad Wekselman	Shai Kagan	Revital Katz	Lev Zigman	Hagar Ohayon
Yossi Ashkenazi	Chagai Vered	Yair Geva	Noa Landau Bar-Ner	Maya Hausfater
Gil White	Gilad Majerowicz	Eran Wagner	Uriel Mozes	Yael Citro
Anthony Leibler	Yuval Navot	Orit Strauss	Tsouriel Picard	Zara Gold
Eldad Chamam	Irit Roth	Nachi Kurizki	Amir Shmueli	Sahar Regev
Ilanit Landesman Yogev	Jeffrey Berk	Dana Gal-Altbauer	Tamar Fefer-Solomon	Niva Dimor
Limor Hodir	Tal Even-Zahav	Ronen Hausirer	Elad Wieder	Lior Bechar
Ory Nacht	Nahshon Axelrad	Hen Tirosh	Ilana Berman	Einav Hodor
Maya Racine Netser	Tzachi Schwartz	Racheli Pry-Reichman	Taly Secundo Zabary	Elad Travis
Esther Sternbach	Ruth Bergwerk	Gilad Neeman	Tamar Bachar	Omer Yaniv
Roni Libster	Shira Margalit -Elbaz	Ifat Pagis-Gelman	Hila Leibovitz	Nadav Yariv
Karen L. Elburg	Ron Ben-Menachem	Eyal Orgad	Guy Altagar	Jenia Melkhior
Hanan Haviv	Tamara Tapoohi Waldman	Ayelet Regavim-Kahanov	Nir Gal	Shir Sudak
James Franks	Efrat Ben-Eliezer	Efrat Raveh Bashan	Avishay Addad	Karin Fried
Liat Shaked-Katz	Hanna Bilavsky	Noa Margalit	Tzvi-David Bernstein	Tal Avigdory
Ruth Dagan	Efrat Ziv	Noa Foucks	Ohad Elkaslassy	Yehonatan Ohayon

September 21, 2011

Mellanox Technologies, Ltd.

Hermon Bldg., Industrial Area

Yokneam, Israel

Dear Sirs,

Re: Registration Statement No. 333-176913 on Form S-3; 3,450,000 ordinary shares of nominal value NIS 0.0175 per share

Ladies and Gentlemen:

1.               We have acted as Israeli counsel for Mellanox Technologies, Ltd., a company incorporated under the laws of Israel (the “Company”), in connection with the issuance of 3,450,000 ordinary shares of the Company of nominal value NIS 0.0175 per share (the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 19, 2011 (Registration No. 333-176913) (as amended, the “Registration Statement”), a base prospectus dated September 19, 2011 (the “Base Prospectus”), a preliminary prospectus supplement dated September 19, 2011 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), a prospectus supplement dated September 20, 2011 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Preliminary Prospectus, the “Prospectus”), and an underwriting agreement dated September 20, 2011 between J. P. Morgan Securities LLC as representative of the several Underwriters named in Schedule 1 thereto, and the Company (the “Underwriting Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

2.               As such counsel, we have examined such matters of fact and questions of Israeli law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We have based our opinion upon our review of the following records, documents and instruments:

i.	a copy of the certificate of incorporation of the Company;
ii.	a copy of the Articles of Association of the Company confirmed to us by an officer of the Company as the current Articles of Association of the Company (the “Articles of Association”);
iii.

a certificate signed by the corporate secretary of the Company confirming adoption of, and setting forth therein, the resolutions adopted by the board of directors of the Company (the “Board”) on August 2, 2011 (the “Resolutions”);

iv.	an executed copy of the Underwriting Agreement; and
v.	such other records, documents and instruments as we may have considered necessary or desirable to examine in order that we may render this opinion.

3.               Our opinion is rendered subject to the following qualifications, limitations and assumptions:

i.	the genuineness of all signatures on all documents and the completeness, authenticity and the conformity to original documents, of all copies submitted to us;
ii.	the correctness of all facts stated in the Registration Statement;
iii.	that the copy of the Articles of Association submitted to us for examination is a true, complete and up-to-date copy;
iv.

that the copies of the Resolutions submitted to us for examination are true, complete and up-to-date copies, have not been amended or rescinded and are in full force and effect and no other action has been taken which may affect any of the matters passed upon in the Resolutions;

v.

all acts, conditions or things required to be fulfilled, performed or effected in connection with the issuance of the Shares under the laws of any jurisdiction (other than Israel) will be duly fulfilled, performed and complied with;

vi.

there are no provisions of the laws of any jurisdiction (other than the laws of Israel) which will be contravened by the issuance of the Shares, and none of the opinions expressed herein will be affected by the laws (including, without limitation, the public policy) of any jurisdiction outside of Israel, and insofar as the laws of any jurisdiction outside of Israel may be relevant, such laws have been or will be complied with;

vii.

all applicable consents, approvals, authorizations, licenses, exemptions or orders required from any applicable governmental or other regulatory authorities and all other requirements for the legality, validity and enforceability of the issuance of the Shares (other than any requirements under the laws of Israel) have been (and have not been withdrawn) or will be duly obtained or fulfilled, and are (and will remain) in full force and effect, and that any conditions to which they are subject have been (or will be) satisfied;

viii.	that any Shares issued in Israel will be issued under a valid exemption from the requirement to publish a prospectus under the Israeli Securities Authority.

4.               We are opining herein as to the Israeli law and we express no opinion with respect to any other laws. This opinion is also given on the basis that we undertake no responsibility to notify any person of any change in the laws of the State of Israel after the date of this opinion. Additionally, we are not obliged to update this opinion to reflect any legal or legislative developments, or other changes to law or fact, arising after the date of this opinion.

5.               Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company and, when the Shares shall have been duly issued and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

6.               This opinion is for your benefit in connection with the Registration Statement and the Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated September 21, 2011 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours faithfully

/s/Herzog Fox & Neeman

HERZOG FOX & NEEMAN